National Presto Industries, Inc.
                                   Exhibit 11

The following presents the computation of per share earnings reflecting the assumption that the granted shares under the 1988 Stock Option Plan will be exercised.

(IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                         Third Quarter              First Nine Months
                                                                    ------------------------    -------------------------
                                                                       2002         2001          2002            2001
                                                                    ----------    ----------    ----------     ----------
Net Earnings (loss)(1)                                              $      893    $    2,137    $     (384)    $    4,766
                                                                    ==========    ==========    ==========     ==========

Weighted average common shares outstanding(2)                            6,841         6,848         6,839          6,862

Common share equivalents relating to stock options when dilutive             1             1             -              1
                                                                    ----------    ----------    ----------     ----------
Adjusted common and common equivalent
   shares for computation(3)                                             6,842         6,849         6,839          6,863
                                                                    ==========    ==========    ==========     ==========

Net earnings (loss) per share:
     Basic (1 divided by 2)                                         $     0.13    $     0.31    $    (0.06)    $     0.69
                                                                    ==========    ==========    ==========     ==========
     Diluted (1 divided by 3)                                       $     0.13    $     0.31    $    (0.06)    $     0.69
                                                                    ==========    ==========    ==========     ==========
